EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated dated January 25, 2001 relating to the financial statements of GlobeSpan, Inc. (GlobeSpan), which appears in GlobeSpan's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 14, 2001